Exhibit 99.5

Form of Notice of Guaranteed Delivery

LOEWS CORPORATION

OFFER TO EXCHANGE UP TO

SHARES OF COMMON STOCK OF

LORILLARD, INC.

WHICH ARE OWNED BY LOEWS CORPORATION FOR

OUTSTANDING SHARES OF COMMON STOCK OF

LOEWS CORPORATION

(Not To Be Used For Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept this Exchange Offer, as set forth in the Offer to Exchange / Prospectus, dated                    , 2008 (the “Offer to Exchange”), (i) if certificates representing shares of Loews Corporation, a Delaware corporation (“Loews”) common stock are not immediately available, (ii) if certificates representing shares of Loews Common Stock and all other required documents cannot be delivered to Mellon Investor Services LLC, as Exchange Agent, prior to the Expiration Date (as defined in the Offer to Exchange), or (iii) if the procedure for book-entry transfer cannot be completed prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile or mailed to the Exchange Agent as described in the Offer to Exchange. Additional information can be found in the section entitled “The Exchange Offer—Guaranteed Delivery Procedure” in the Offer to Exchange.

The Exchange Agent for the Exchange Offer is:

Mellon Investor Services LLC

By Overnight Delivery and Hand Delivery:	By Mail:

Newport Office Center VII	P.O. Box 3000
480 Washington Boulevard	South Hackensack
Mail Drop—Reorg	New Jersey 07606
Attn: Reorganization Dept., 27th Floor	Attn: Reorganization Dept.
Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT THE SHARES OF LOEWS COMMON STOCK LISTED ON THIS NOTICE WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 4:00 P.M., NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE AGENT. FAILURE TO DELIVER STOCK CERTIFICATE(S) OR COMPLETE BOOK-ENTRY TRANSFER OF SUCH SHARES OF LOEWS COMMON STOCK BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

The undersigned hereby tenders to Loews, upon the terms and subject to the conditions set forth in the Offer to Exchange, the Letter of Transmittal for the Exchange Offer, the Instruction Booklet to the Letter of Transmittal and any amendments or supplements thereto, which together constitute Loews’s offer to exchange                    of a share of Lorillard Common Stock for each share of Loews Common Stock, up to an aggregate of                    shares of Loews Common Stock, receipt of which are hereby acknowledged, the number of shares of Loews Common Stock set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange in the section entitled “ The Exchange Offer—Guaranteed Delivery Procedure.”

Number of shares of Loews Common Stock

to be tendered and share certificate

number(s) (if available):

(Attach additional sheet if necessary)

Check Box if shares of Loews Common Stock

will be tendered by book-entry transfer: ☐

Account Number:

(If Known)

Signature(s): Name(s) of Holder(s): Please Type or Print Address(es): Zip Code Telephone No.(s): ( ) Dated:

GUARANTEED DELIVERY

(Not to be used for signature guarantees)

See Instruction 3 of the Instruction Booklet to the Letter of Transmittal.

The undersigned, a participant in the Security Transfer Agent's Medallion Program or any other eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”) (a) represents and guarantees that the above-named person(s) “own(s)” the shares of Loews Common Stock tendered hereby within the meaning of Rule 14e-4 of the Exchange Act, (b) represents and guarantees that the tender of such shares of Loews Common Stock complies with Rule 14e-4 of the Exchange Act, and (c) guarantees to deliver to the Exchange Agent either (1) certificates representing the shares of Loews Common Stock tendered hereby, in proper form for transfer, or (2) confirmation of book-entry transfer of such shares of Loews Common Stock into the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Exchange), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for shares of Loews Common Stock to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: Address: Zip Code Telephone. No.: ( )	Authorized Signature: Name: Please Type or Print Title: Dated:

NOTE: DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR LETTER OF TRANSMITTAL (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).